Schedules 1 & 2


                                                     %
               Name                                ownership           Warrants
Aries Group
   Chana Kurtzman                                   17.70%          3,009,323
   Cipora Lavut                                      2.98%            505,821
   Zvi Kurtzman                                      2.96%            505,627
   Allan Lavut                                       6.23%          1,059,621
   Yoram Harnik                                      4.99%            847,697
   Arthur Schwartz                                   2.98%            506,075
   Neal Kaufman                                      2.98%            506,075
   Steve Veen                                        1.70%            288,217
   David Maimon                                      7.48%          1,271,545

                                                    50.00%          8,500,000


Hayuns Group

    Noy Hayun                                         8.03%         1,043,432
    Oren Hayun                                        8.03%         1,043,432
    Ronan Porat                                       2.56%           332,345
    Elie Zaga                                         5.11%           664,625
    Simon Ben Aboo                                    8.03%         1,043,432
    Gideon Halo                                       8.03%         1,043,432
    Shimon Shriki                                    10.23%         1,329,302
                                                     50.00%         6,500,000